UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 5, 2020

RPM INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14187	02-0642224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2628 Pearl Road, P.O. Box 777, Medina, Ohio	44258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 273-5090

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	RPM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment of Accounts Receivable Securitization Facility

On June 5, 2020, RPM International Inc. (the “Company”) amended its existing $250.0 million accounts receivable securitization facility (the “A/R Facility”) by entering into Amendment No. 7 to Second Amended and Restated Receivables Sale Agreement, dated as of June 5, 2020 (the “RSA Amendment”), among the Company, RPM Funding Corporation, a special purpose entity whose voting interests are wholly owned by the Company, certain originators party thereto (the “Originators”), certain purchasers party thereto (the “Purchasers”), and PNC Bank, National Association, as administrative agent (the “Administrative Agent”).

Pursuant to the RSA Amendment, the Administrative Agent and each Purchaser (i) consented to Tremco Barrier Solutions, Inc, an Originator, converting on May 31, 2020 from a Delaware corporation to a Delaware limited liability company and in connection therewith changing its name from “Tremco Barrier Solutions, Inc.” to “Tremco Barrier Solutions, LLC” (together, the “Tremco Barrier Conversion”) and (ii) waived any technical violations under the A/R Facility resulting from the lack of prior notice of the Tremco Barrier Conversion.

The description contained herein of the RSA Amendment is qualified in its entirety by reference to the full text of the RSA Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending May 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPM International Inc.
(Registrant)
Date June 11, 2020
/s/ Edward W. Moore
Edward W. Moore Senior Vice President, General Counsel and Chief Compliance Officer